Exhibit 99.1

Heron Therapeutics Announces Third Quarter 2026 Financial Results

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Q3 2026 net revenue of $35.3 million; ZYNRELEF® net revenue up 13.8% and APONVIE® net revenue up 49.3% compared to the third quarter of 2025

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Entered into a definitive agreement under which CorMedix Therapeutics will acquire substantially all of Heron’s assets, announced separately today

CARY, N.C., November 9, 2026 (GLOBE NEWSWIRE) - Heron Therapeutics, Inc. (Nasdaq: HRTX) (“Heron” or the “Company”), a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care, today announced financial results for the three and nine months ended September 30, 2026 and recent corporate updates.

Business Highlights

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Heron generated total net revenue of $35.3 million in Q3 2026, compared to $38.2 million in Q3 2025 and $37.7 million in Q2 2026. Heron ended the third quarter with $23.4 million in cash, cash equivalents and short-term investments.

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Acute Care franchise updates: Net revenue increased 22.5% year-over-year for the three months ended September 30, 2026 and increased 32.4% year-over-year for the nine months ended September 30, 2026. ZYNRELEF® contributed $10.6 million and $31.9 million net revenue in the three and nine months ended September 30, 2026, respectively. APONVIE® contributed $4.5 million and $12.2 million net revenue in the three and nine months ended September 30, 2026, respectively.

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Oncology Supportive Care franchise updates: Net revenue was $20.1 million in the three months ended September 30, 2026 and $63.5 million in the nine months ended September 30, 2026. CINVANTI® contributed $20.0 million and $62.3 million in the three and nine months ended September 30, 2026, respectively. Commercial sales of SUSTOL® ceased on September 30, 2026.

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Proposed asset sale: In a separate press release issued today, Heron and CorMedix Therapeutics (“CorMedix”) announced that they have entered into a definitive asset purchase agreement under which CorMedix will acquire substantially all of the assets of Heron (the “Asset Sale”). The Asset Sale is subject to approval by Heron’s stockholders and other customary closing conditions. Additional information is available in that press release and in the Current Report on Form 8-K to be filed by Heron with the Securities and Exchange Commission (“SEC”).

Financial Guidance for 2026

As previously announced, the Company withdrew its full-year 2026 financial guidance in August 2026. The Company is not providing financial guidance at this time.

Net Revenue Performance – Three Months Ended September 30 (in thousands) (unaudited)
	2026	2025	Dollar Change	Percentage Change

Acute Care	$ 15,128	$ 12,347	$ 2,781	22.5%
APONVIE	$ 4,530	$ 3,034	$ 1,496	49.3%
ZYNRELEF	$ 10,598	$ 9,313	$ 1,285	13.8%

Oncology	$ 20,122	$ 25,866	($ 5,744)	(22.2%)
CINVANTI	$ 19,970	$ 23,955	($ 3,985)	(16.6%)
SUSTOL	$ 152	$ 1,911	($ 1,759)	(92.0%)

Total Net Revenue	$ 35,250	$ 38,213	($ 2,963)	(7.8%)

Net Revenue Performance – Nine Months Ended September 30 (in thousands) (unaudited)
	2026	2025	Dollar Change	Percentage Change

Acute Care	$ 44,088	$ 33,300	$ 10,788	32.4%
APONVIE	$ 12,200	$ 7,758	$ 4,442	57.3%
ZYNRELEF	$ 31,888	$ 25,542	$ 6,346	24.8%

Oncology	$ 63,539	$ 81,016	($ 17,477)	(21.6%)
CINVANTI	$ 62,298	$ 73,841	($ 11,543)	(15.6%)
SUSTOL	$ 1,241	$ 7,175	($ 5,934)	(82.7%)

Total Net Revenue	$ 107,627	$ 114,316	($ 6,689)	(5.9%)

Conference Call and Webcast

Heron will not host a conference call or webcast in connection with its third quarter 2026 financial results.

About ZYNRELEF® for Postoperative Pain

ZYNRELEF is the first and only extended-release dual-acting local anesthetic that delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of nonsteroidal anti-inflammatory drug meloxicam. ZYNRELEF is the first and only extended-release local anesthetic to demonstrate in Phase 3 studies significantly reduced pain and significantly increased proportion of patients requiring no opioids through the first 72 hours following surgery compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control. ZYNRELEF was initially approved by the FDA in May 2021 for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. In December 2021, the FDA approved an expansion of ZYNRELEF's indication to include foot and ankle, small-to-medium open abdominal, and lower extremity total joint arthroplasty surgical procedures. On January 23, 2024, the FDA approved ZYNRELEF for soft tissue and orthopedic surgical procedures including foot and ankle, and other procedures in which direct exposure to articular cartilage is avoided. Safety and efficacy have not been established in highly vascular surgeries, such as intrathoracic, large multilevel spinal, and head and neck procedures.

Please see full prescribing information, including Boxed Warning, at www.ZYNRELEF.com.

About APONVIE® for Prevention of Postoperative Nausea and Vomiting (PONV)

APONVIE is a substance P/neurokinin 1 (NK1) Receptor Antagonist (RA), indicated for the prevention of postoperative nausea and vomiting (PONV) in adults. Delivered via a 30-second IV push, APONVIE 32 mg was demonstrated to be bioequivalent to oral aprepitant 40 mg with rapid achievement of therapeutic drug levels. APONVIE is the same formulation as Heron's approved drug product CINVANTI. APONVIE is supplied in a single-dose vial that delivers the full 32 mg dose for PONV. APONVIE was approved by the FDA in September 2022 and became commercially available in the U.S. on March 6, 2023.

Please see full prescribing information at www.APONVIE.com.

About CINVANTI® for Chemotherapy Induced Nausea and Vomiting (CINV) Prevention

CINVANTI, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin as a single-dose regimen, delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC) as a single-dose regimen, and nausea and vomiting associated with initial and repeat courses of MEC as a 3-day regimen. CINVANTI is an IV formulation of aprepitant, an NK1 RA. CINVANTI is the first IV formulation to directly deliver aprepitant, the active ingredient in EMEND® capsules. Aprepitant (including its prodrug, fosaprepitant) is a single-agent NK1 RA to significantly reduce nausea and vomiting in both the acute phase (0–24 hours after chemotherapy) and the delayed phase (24–120 hours after chemotherapy). The FDA-approved dosing administration included in the U.S. prescribing information for CINVANTI include 100 mg or 130 mg administered as a 30-minute IV infusion or a 2-minute IV injection.

Please see full prescribing information at www.CINVANTI.com.

About SUSTOL® for CINV Prevention

SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 RA that utilizes Heron's Biochronomer® drug delivery technology to maintain therapeutic levels of granisetron for ≥5 days. The SUSTOL global Phase 3 development program was comprised of two, large, guideline-based clinical studies that evaluated SUSTOL's efficacy and safety in more than 2,000 patients with cancer. SUSTOL's efficacy in preventing nausea and vomiting was evaluated in both the acute phase (0–24 hours after chemotherapy) and delayed phase (24–120 hours after chemotherapy).

Please see full prescribing information at www.SUSTOL.com.

Commercial sales of SUSTOL® ceased on September 30, 2026.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP, provides analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but that we do not believe are indicative of ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as: adjusted EBITDA excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA; we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position; adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes; and adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the table titled “U.S. GAAP to Non-GAAP Reconciliation” below.

Forward-looking Statements

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. All statements contained in this news release other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercialization strategy as well as plans and objectives of management for future operations, are forward-looking statements. Heron cautions readers that forward-looking statements are based on management's expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the proposed Asset Sale, including the expected timing of closing; the satisfaction of the conditions to closing the Asset Sale, including approval by Heron's stockholders, on a timely basis or at all; including approval by Heron’s stockholders, and Heron’s plans and expectations following the closing; the commercial potential of ZYNRELEF®, APONVIE®, CINVANTI® and SUSTOL® ; interim financial data or prescription data, which may not necessarily be indicative of quarterly or annual results; our ability to establish and maintain successful commercial arrangements like our co-promotion agreement with Crosslink Network, LLC; the outcome of the Company’s pending patent litigations, including potential appeals of any verdicts; whether the Company is required to write-off any additional inventory in the future; the expected future balances of Heron’s cash, cash equivalents and short-term investments; the expected duration over which Heron’s cash, cash equivalents and short-term investments balances will fund its operations; any inability or delay in achieving profitability, including as a result of regulatory developments and policy changes in the U.S. and other jurisdictions; our ability to continue as a going concern without additional funding; the ability of our common stock to meet the minimum requirements for continued listing on the Nasdaq Capital Market; and our ability to comply with covenants in our Working Capital Facility Agreement pending the closing of the Asset Sale and the consequences of any failure to do so. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Heron Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net product sales	$ 35,250	$ 38,213	$ 107,627	$ 114,316
Cost of product sales	8,958	11,914	31,168	30,228
Gross profit	26,292	26,299	76,459	84,088
Operating expenses:
Research and development	3,099	3,470	8,186	8,683
General and administrative	12,341	13,980	35,762	41,153
Sales and marketing	12,521	12,942	40,989	36,828
Total operating expenses	27,961	30,392	84,937	86,664
Loss from operations	(1,669)	(4,093)	(8,478)	(2,576)
Loss on debt extinguishment	—	(11,339)	—	(11,339)
Other expense, net	(3,337)	(2,063)	(10,128)	(3,326)
Net loss	(5,006)	(17,495)	(18,606)	(17,241)
Other comprehensive loss:
Unrealized (loss) gain on short-term investments	(1)	1	(11)	(13)
Comprehensive loss	$ (5,007)	$ (17,494)	$ (18,617)	$ (17,254)
Basic net loss per share	$ (0.03)	$ (0.10)	$ (0.10)	$ (0.11)
Diluted net loss per share	$ (0.03)	$ (0.10)	$ (0.10)	$ (0.11)
Weighted average common shares outstanding, basic and diluted	190,919	170,348	190,305	159,524

Heron Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 11,595	$ 28,647
Short-term investments	11,854	17,984
Accounts receivable, net	86,735	89,587
Inventory, net	91,301	92,746
Prepaid expenses and other current assets	7,627	9,102
Total current assets	209,112	238,066
Property and equipment, net	11,081	12,403
Right-of-use lease asset	5,448	—
Other assets	4,807	5,408
Total assets	$ 230,448	$ 255,877
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 8,375	$ 8,994
Accrued clinical and manufacturing liabilities	20,106	26,597
Accrued payroll and employee liabilities	8,836	9,270
Other accrued liabilities	52,172	51,237
Current lease liability	359	—
Total current liabilities	89,848	96,098
Non-current notes payable, net	91,634	107,899
Non-current convertible notes payable, net	34,377	32,739
Non-current lease liability	5,359	—
Other non-current liabilities	4,314	4,808
Total liabilities	225,532	241,544
Stockholders' equity:
Common stock	1,900	1,883
Series A convertible preferred stock	1,050	1,050
Additional paid-in capital	1,960,368	1,951,185
Accumulated other comprehensive (loss) income	(7)	4
Accumulated deficit	(1,958,395)	(1,939,789)
Total stockholders' equity	4,916	14,333
Total liabilities and stockholders' equity	$ 230,448	$ 255,877

Heron Therapeutics, Inc.

U.S. GAAP to Non-GAAP Reconciliation

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(5,006)	$(17,495)	$(18,606)	$(17,241)
Other expense, net	3,337	13,402	10,128	14,665
Inventory reserve and write-offs	454	2,169	1,738	2,169
Project related legal expenses	1,441	-	2,355	-
Depreciation and amortization	391	614	1,372	1,777
Stock-based compensation	3,083	2,852	9,237	8,160
Adjusted EBITDA	$3,700	$1,542	$6,224	$9,530

Investor Relations and Media Contact:

Ira Duarte
Executive Vice President, Chief Financial Officer
Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400